Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 22, 2024, relating to the financial statements of Dada Nexus Limited and the effectiveness of Dada Nexus Limited’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of Dada Nexus Limited for the year ended December 31, 2023.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, People’s Republic of China

December 6, 2024